Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(2)

(Form Type)

State Street Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

	Debt	Debt Securities	Rule 415(a)(6)	$1,749,457,590.80(1)	—	—	—	(1)	S-3	333-238861	June 15, 2020	227,079.60(1)

	Total Offering Amounts					$750,000,000.00(2)

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							$0(1)

(1)

The securities being offered under this prospectus supplement include unsold securities previously registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-238861) filed with the Securities and Exchange Commission on June 1, 2020 (the “Prior Registration Statement”) and declared effective on June 15, 2020. As of the date of this prospectus supplement, the registrant has not sold an aggregate of $1,749,457,590.80 of the securities registered pursuant to the Prior Registration Statement (the “Unsold Securities”), representing $227,079.60 in registration fees of such Unsold Securities under the Prior Registration Statement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, $750,000,000.00 aggregate offering price of the Unsold Securities are being carried forward and included in this prospectus supplement. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the current registration statement on Form S-3ASR filed with the Securities and Exchange Commission on June 28, 2022 (File No. 333-265877) to continue the offering of Unsold Securities initially registered under the Prior Registration Statement.

(2)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $750,000,000.00.